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EXHIBIT 4.3


                         CALIFORNIA INDEPENDENT BANCORP
                  NONQUALIFIED STOCK OPTION EXERCISE AGREEMENT

         This Nonqualified Stock Option Exercise Agreement (the "Exercise Agreement") is made as of the ______ day of _____________, _____, by and between California Independent Bancorp (the "Company") and______________________, (the "Purchaser");

         WHEREAS, pursuant to the Non-qualified Stock Option Agreement dated _______________ ("Option Agreement") the Company granted to Purchaser a nonqualified stock option to acquire all or any part of _______________ (_______) authorized but unissued shares of the Company's common stock at the price of _____________ dollars and _______ cents ($__.__) per share (the "Exercise Price"), subject to the terms and conditions hereinafter stated (the "Option");

         WHEREAS, pursuant to the Company's 2000 Equity Incentive Plan (the "Plan") the total number of shares subject to the Options has been adjusted to _______________ (_______) authorized but unissued shares of common stock (the "Shares");

         WHEREAS, Purchaser desires to exercise the Option;

         NOW, THEREFORE, it is hereby agreed:

         1.  EXERCISE OF OPTION.

                (a) EXERCISE. Subject to the terms and conditions of this Exercise Agreement, the Plan, and the Option Agreement, Purchaser hereby irrevocably elects to exercise the Option as follows: Purchaser purchases from the Company, and the Company hereby sells to Purchaser, ____________________ (____) shares of its common stock at the Exercise Price for an aggregate purchase price of $_________________ (the "Purchase Price").

                (b) TITLE TO SHARES. The exact spelling of the name(s) under which Purchaser will take title to the Shares is:

         __________________________________________________

         __________________________________________________

         Purchaser desires to take title to the Shares as follows:

                [_]  Individual, as separate property
                [_]  Husband and wife, as community property
                [_]  Joint Tenants


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                [_]  Alone or with spouse as trustee(s) of the following trust
                     (including date):

                     __________________________________________________
                     __________________________________________________

                [_]  Other; please specify:______________________________
                     ____________________________________________________

                (c) Purchaser hereby delivers payment of the Exercise Price of $____________ and the withholding tax obligation in the amount of $________________ in the manner permitted in the Option Agreement as follows (check and complete as appropriate):

         $___________ [_]   Cash

         $___________ [_]   Cash equivalent (e.g., certified check, official
                            bank check or money order)

         $___________ [_]   ___________ shares of Company common stock

         $___________ [_]   Direction to _______________, an approved securities
                            broker, to sell _______________ shares of the Company's common stock and to deliver all or part of the sales proceeds to the Company

         $___________ [_]   Irrevocable direction to pledge shares of Company
                            common stock to _______________________, a
                            securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

         2. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company that:

             (a) AGREES TO TERMS OF THE PLAN. Purchaser has received a copy of the Plan and the Option Agreement, has read and understands the terms of the Plan, the Option Agreement and this Exercise Agreement, and agrees to be bound by their terms and conditions. Purchaser acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares, and that Purchaser should consult a tax adviser prior to such exercise or disposition.

             (b) ACCESS TO INFORMATION. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to


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purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company's representatives concerning such matters and this investment.

             (c) UNDERSTANDING OF RISKS. Purchaser is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares. Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser's own interests in this transaction and is financially capable of bearing a total loss of this investment.

             (d) NO GENERAL SOLICITATION. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

         3. TAX CONSEQUENCES. PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER'S PURCHASE OR DISPOSITION OF THE SHARES. PURCHASER REPRESENTS THAT PURCHASER HAS CONSULTED WITH ANY TAX ADVISER PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

         4. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and U.S. Federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's common stock may be listed or quoted at the time of such issuance or transfer.

         5. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Exercise Agreement. This Exercise Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Agreement will be binding upon Purchaser and Purchaser's heirs, executors, administrators, legal representatives, successors and assigns.

         6. GOVERNING LAW; SEVERABILITY. This Exercise Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Exercise Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be


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enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

         7. HEADINGS. The captions and headings of this Exercise Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Exercise Agreement. All references herein to Sections will refer to Sections of this Exercise Agreement.

         8. ENTIRE AGREEMENT. The Plan, the Option Agreement and this Exercise Agreement, together with all of its Exhibits, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Exercise Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

         9. COUNTERPARTS. This Exercise Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

                                            CALIFORNIA INDEPENDENT BANCORP

                                            By: ________________________________

                                                   (_______________________)

                                                   Address: P.O. Box 929002
                                                            Yuba City, CA 95992

                                                   Purchaser:

                                                   _____________________________

                                                      (_______________________)

                                                   Address: ____________________

                                                            ____________________


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